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EXHIBIT 10.8  RECOGNITION AND RETENTION PLAN AND TRUST AGREEMENT


                                    FORM OF

                            KINGFIELD SAVINGS BANK

              RECOGNITION AND RETENTION PLAN AND TRUST AGREEMENT

                                  ARTICLE  I
                      ESTABLISHMENT OF THE PLAN AND TRUST

     1.01 Kingfield Savings Bank (the "Bank") hereby establishes the Recognition and Retention Plan (the "Plan") and Trust (the "Trust") upon the terms and conditions hereinafter stated in this Recognition and Retention Plan and Trust Agreement (the "Agreement").

     1.02 The Trustee hereby accepts this Trust and agrees to hold the Trust assets existing on the date of this Agreement and all additions and accretions thereto upon the terms and conditions hereinafter stated.


                                  ARTICLE  II
                              PURPOSE OF THE PLAN

     2.01 The purpose of the Plan is to retain employees and officers of experience and ability by providing such persons with a proprietary interest in the Company as compensation for their contributions to the Bank and its Affiliates and as an incentive to make such contributions and to promote the Bank's growth and profitability in the future.


                                 ARTICLE  III
                                  DEFINITIONS

     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Whenever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.01 "Affiliate" means the Company and those subsidiaries of the Bank or Company which, with the consent of the Board, agree to participate in this Plan.

     3.02  "Bank" means Kingfield Savings Bank.

     3.03 "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any or if none, his estate.

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     3.04  "Board" means the Board of Directors of the Bank.

     3.05 "Committee" means the Plan Committee of the Board which shall consist solely of non-employee directors, all of whom are "disinterested directors" as that term so defined under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended promulgated by the Securities and Exchange Commission.

     3.06 "Common Stock" means shares of the common stock. $.01 par value per share, of the Company.

     3.07 "Company" shall mean KSB Bancorp, Inc., the parent holding company for the Bank.

     3.08 "Conversion" shall mean the conversion of the Bank from the mutual to stock form of organization and the acquisition of the Bank by the Company.

     3.09 "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the said participant's lifetime.

     3.10 "Employee" means any person who is currently employed on a full time basis by the Bank or an Affiliate, including officers, but such term shall not include Outside Directors.

     3.11 "Executive Officer" shall mean the President, Executive Vice President, and any Senior Vice President of the Bank.

     3.12 "Plan Shares" means shares of Common Stock held in the Trust and issued or issuable to a Recipient pursuant to the Plan.

     3.13 "Plan Share Award" means a right granted under this Plan to earn Plan Shares.

     3.14 "Plan Share Reserve" means the shares of Common Stock held by the Trustee pursuant to Sections 5.03 and 5.04.

     3.15 "Recipient" means an Employee who receives a Plan Share Award under the Plan.

     3.16 Retirement" means termination of employment or service which constitutes normal retirement, or early retirement under any qualified retirement plan maintained by the Bank, or by reaching age 65.

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     3.17 "Trustee" means that person(s) or entity nominated by the Committee and approved by the Board pursuant to Sections 4.01 and 4.02 to hold legal title to the Plan assets for the purposes set forth herein.


                                  ARTICLE IV
                          ADMINISTRATION OF THE PLAN

     4.01 Role of the Committee. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deemes appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year. The Committee shall recommend to the Board one or more persons or entity to act as Trustee(s) in accordance with the provision of this Plan and Trust and the terms of Article VIII hereof.

     4.02 Role of the Board. The members of the Committee and the Trustee or Trustees shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee, and may remove, replace or add Trustees. The Board shall have all of the powers allocated to it in this and other Sections of the Plan.

     4.03 Limitation on Liability. No members of the Board or the Committee or the Trustee(s) shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board or the Committee or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


                                   ARTICLE V
                      CONTRIBUTIONS;  PLAN SHARE RESERVE

     5.01 Amount and Timing of Contributions. The Bank shall contribute to the Trust an amount sufficient to purchase two and two percent (2.0%) of the shares of Common Stock issued by the Company in connection with the Conversion. No contributions by Employees shall be permitted.

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     5.02 Initial Investment. Any amounts held by the Trust prior to the conversion of the Bank from a mutual to a stock savings bank, or until such amounts are invested in accordance with Section 5.03, shall be invested by the Trustee in such interest-bearing account or accounts at the Bank as the Trustee shall determine to be appropriate.

     5.03 Investment of Trust Assets Upon the Conversion: Creation of Plan Share Reserve. Upon the conversion of the Bank to a stock savings bank, the Trustee shall invest all of the Trust's assets exclusively in Common Stock except as otherwise provided below; provided, however, that the Trust shall not invest in more than two percent (2.0%) of the shares of Common Stock issued in the Conversion which shall constitute the "Plan Share Reserve". In the event that all or a portion of such shares of Common Stock are not available for purchase by the Trust in Conversion, the Trustee, in accordance with applicable rules and regulations, shall purchase shares of Common Stock in the open market or, in the alternative, shall purchase authorized by unissued shares of the Common Stock from the Company sufficient to fund the Plan share Reserve. Any earnings received with respect to Common Stock held in the Reserve shall be held in an interest-bearing account. Any earnings received with respect to Common Stock subject to a Plan Share Award shall be held in an interest-bearing account on behalf of the individual Recipient.

     5.04 Effect of Allocations, Returns and Forfeitures Upon Plan Share Reserves. Upon the allocation of Plan Share Awards under Section 6.02, or the decision of the Committee to return Plan Shares to the Bank, the Plan Share Reserve shall be reduced by the number of Shares subject to the Awards so allocated or returned. Any Shares subject to an Award which may not be earned because of a forfeiture by the Recipient pursuant to Section 7.01 shall be returned (added) to the Plan Share Reserve.


                                  ARTICLE  VI
                           ELIGIBILITY; ALLOCATIONS

     6.01 Eligibility. Employees of the Bank and its Affiliates are eligible to receive Plan Share Awards.

     6.02 Allocations. The Committee may determine which of the Employees referenced in Section 6.01 above will be granted Plan Share Awards and the number of Shares covered by each Award, provided, however, that the number of Shares covered by such Awards may not exceed the number of Shares in the Plan Share Reserve immediately prior to the grant of such Awards, and provided further, that in no event shall any Awards be made which will violate the Stock Charter and Bylaws of the Bank or any applicable federal or state law or regulation. In the event Plan Shares are forfeited for any reason, the Committee may, from time to time, determine which of the Employees referenced in Section
6.01 above will be granted additional Plan Share Awards to be awarded from forfeited Plan Shares. In selecting those Employees to whom Plan Share Awards will be granted and the number of Plan Shares covered by such Awards, the Committee shall consider the position and responsibilities of the eligible Employees, the length and value of their services to the Bank and its Affiliates, the compensation paid to the Employees and any other factors the Committee may deem relevant, and the Committee may

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request the written recommendation of the Chief Executive Officer and other senior executive officers of the Bank and its Affiliates. All allocations by the Committee shall be subject to review, and approval or rejection, by the Board.

     6.03 Form of Allocation. As promptly as practicable after a determination is made pursuant to Section 6.02 that a Plan Share Award has been granted, the Committee shall notify the Recipient in writing of the grant of the Award, the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award may be earned. The date on which the Committee so notifies the Recipient shall be considered the date of grant of the Plan Share Awards. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

     6.04 Allocations Not Required. Notwithstanding anything to the contrary in Sections 6.01 and 6.02, no Employee shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the total discretion of the Committee and the Board, nor shall the salaried Employees as a group have such a right. The Committee may, with the approval of the Board (or, if so directed by the Board, may) return all Common Stock in the Plan Share Reserve to the Company at any time, and cease issuing Plan Share Awards.

                                  ARTICLE VII
            EARNING AND DISTRIBTUION OF PLAN SHARES; VOTING RIGHTS

     7.01  Earning Plan Shares; Forfeitures.

     (a) General Rules. Unless the Committee shall specifically state to the contrary at the time a Plan Share Award is granted, Plan Shares subject to an Award shall be earned at the rate of twenty percent of the aggregate number of Shares covered by the Award upon the first year anniversary of the effective date of grant of the Award, and thereafter at the rate of twenty percent at the end of each full twelve months of consecutive employment with the Bank or an Affiliate. Notwithstanding the preceding, the Committee may provide for a less or more rapid earnings rate than that set forth herein for all Awards or for any given Award. If the employment of a Recipient is terminated prior to the Recipient fully earning an Award for any reason (except as specifically provided in Subsections (b) and (c) below), the Recipient shall forfeit the right to earn any Shares subject to the Award which have not theretofore been earned.

     In determining the number of Plan Shares which are earned, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned on the date the final installment of the Award is earned.

     (b) Exception for Terminations Due to Death, Disability and Retirement. Notwithstanding the general rule contained in Section 7.01(a) above, Plan Shares subject to a Plan Share Award held by a Recipient whose employment with the Bank or an Affiliate terminates due to death, Disability or Retirement, or any part thereof which have not theretofore been earned, shall be deemed earned as of the Recipients' last day of employment with the Bank or an Affiliate.

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     (c) Exception for Terminations After a Change in Control. Notwithstanding
the general rule contained in Section 7.01 (a) above, all Plan Shares subject to a Plan Share Award held by a Recipient whose employment with the Bank or an Affiliate terminates following a Charge in Control of the Bank or Company, shall be deemed earned as of the Recipient's last day of employment with the Bank or an Affiliate. For purposes of this Plan, "Change in Control of the Bank of the Company" shall mean an event of a nature that (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. (S) 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. (S) 225.41(b) with respect to the Company, as in effect on the date hereof: (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. (S) 225.11, as in effect on the date hereof; or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the combined voting power of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plans of the Bank; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan or reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Company or similar transaction has been approved by the Incumbent Board and the Shareholders, or otherwise occurs, and in which the Bank or Company is not the resulting entity.

     (d) Revocation for Misconduct. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been delivered thereunder to the Recipient, whether yet earned, in the case of an Employee who is discharged from the Bank or an Affiliate for cause (as herein defined), or who is discovered after termination of employment to have engaged in conduct that would have justified termination for cause. "Cause" shall mean the termination because of personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) which result in a material loss to the Bank or final cease and desist order.

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     7.02 Accrual of Dividends. Whenever Plan Shares are paid to a Recipient or
Beneficiary under Section 7.03, such Recipient or Beneficiary shall also be entitled to receive, with respect to each Plan Share paid, an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Plan Share Award was granted and the date the Plan Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends so paid out.

     7.03  Distribution of Plan Shares.

     (a) Timing of Distributions: General Rule. Except as provided in Subsection
(b) below, Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.

     (b) Form of Distribution. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and payable. Payments representing accumulated cash dividends (and earning thereon) shall be made in cash.

     (c) Withholding. The Trustee may withhold from any payment or distribution made under this Plan sufficient amounts of cash or shares Common Stock to cover any applicable withholding and employment taxes, and if the amount of such payment is insufficient, the Trustee may require the Recipient or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. Alternatively, a Recipient may pay to the Trustee the amount of cash necessary to be withheld for taxes in lieu of any withholding of payments or distribution under this Plan. The Trustee shall pay over to the Bank or Affiliate which employs or employed such Recipient any such amount withheld from or paid by the Recipient or Beneficiary. If a Recipient elects to have such taxes withheld, the elections must be made in compliance with Rule 16b-3 in order to receive exemptive treatment.

     7.04 Voting of Plan Shares. After a Plan Share Award has been granted, the Recipient shall be entitled to direct the Trustee as to the voting of the Plan Shares which are covered by the Plan Share Award and which have not yet been earned and distributed to him pursuant to Section 7.03, subject to rules and procedures adopted by the Committee for this purpose. All shares of Common Stock held by the Trust as to which Recipients are not entitled to direct, or have not directed, the voting, shall be voted by the Trustee in the same proportion as Plan Shares which have been awarded and voted.

                                 ARTICLE  VIII
                                     TRUST

     8.01 Trust. The Trustee shall received, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and Trust and the applicable directions, rules, regulations, procedures and policies established by the committee pursuant to the Plan.

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     8.02 Management of Trust. It is the intent of this Plan and Trust that, subject to the provisions of this Plan, the Trustee shall have complete authority and discretion with respect to the management, control and investment of the Trust, and that Trustee shall invest all assets of the Trust, except those attributable to cash dividends paid with respect to Plan Shares, in Common Stock to the fullest extent practicable, and except to the extent that the Trustee determines that the holding of monies in cash or cash equivalents is necessary to meet the obligation of the Trust. In performing their duties, the Trustees shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

     (a) To invest up to one hundred percent (100%) of all Trust assets in Common Stock without regard to any law now or hereafter in force limiting investments for Trustees or other fiduciaries. The investment authorized herein constitutes the only investment of the Trust, and in making such investment, the Trustees are authorized to purchase Common Stock from the Company or an Affiliate or from any other source, and such Common Stock so purchased may be outstanding, newly issued, or Treasury shares.

     (b) To invest any Trust assets not otherwise invested in accordance with
(a) above in such deposit accounts, and certificates of deposit (including those issued by the Bank), obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash.

     (c) To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust.

     (d) To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust.)

     (e) To hold cash without interest in such amounts as may be in the opinion of the Trustee reasonable for the proper operation of the Plan and Trust.

     (f) To employ brokers, agents, custodians, consultants and accountants.

     (g) To hire counsel to render advice with respect to their rights, duties and obligations hereunder, and such other legal services or representation as they may deem desirable.

     (h) To hold funds and securities representing the amounts to be distributed to a Recipient or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.

     Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court or to secure any order of court for the exercise of any power herein contained, or give bond.

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     8.03 Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.

     8.04 Earnings. All earnings, gains and losses with respect to Trust assets shall be allocated, in accordance with a reasonable procedure adopted by the Committee, to bookkeeping accounts for Recipients or to the general account of the Trust, depending on the nature and allocation of the assets generating such earnings, gains and losses. In particular, any earnings on cash dividends received with respect to shares of Common Stock shall be allocated to accounts for Recipients, if such shares are subject of outstanding Plan Share Awards, or, otherwise to the Plan Share Reserve.

     8.05 Expenses. All costs and expenses incurred in the operation and administration of this Plan, including those incurred by the Trustee, shall be borne by the Bank.

     8.06 Indemnification. The Bank shall indemnify, defend and hold the Trustee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Trustee's powers and the discharge of their duties hereunder, unless the same shall be due to their gross negligence or willful misconduct.

                                  ARTICLE  IX
                                 MISCELLANEOUS

     9.01 Adjustments for Capital Changes. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the Committee shall adjust the aggregate number of Plan Shares available for issuance pursuant to the Plan and shall adjust the number of shares to which any Plan Share Award relates to prevent dilution or enlargement of the rights granted to the Recipient under the Plan.

     9.02 Amendment and Termination of Plan. The Board may, by resolution, at any time amend or terminate the Plan and Trust. The power to amend or terminate shall include the power to direct the Trustee to return to the Bank all or any part of the assets of the Trust, including shares of Common Stock held in the Plan Share Reserve, as well as shares of Common Stock and other assets subject to Plan Share Awards but not yet earned by the Employees to whom they are allocated; provide that any shares of Common Stock held by the Trust as part of its assets must be disposed of by the Trustee prior to returning the proceeds representing such assets to the Bank. However, the termination of the Trust shall not affect a Recipient's right to earn Plan Share Awards and to the distribution of Common Stock relating thereto, including earnings thereon, in accordance with the terms of this Plan and the grant by the Committee or Board.

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     9.03   Nontransferable.  Plan Share Awards and rights to Plan Shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to the Recipient who was notified in writing of the Award by the Committee pursuant to Section 6.03.

    9.04 Employment Rights. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in the employ of the Bank or an Affiliate thereof, or the Company.

    9.05 Voting and Dividend Rights. No Recipient shall have any voting or dividend rights or other rights of a shareholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Sections 7.02 and
7.04 above, prior to the time said Plans Shares are actually distributed to him.

    9.06 Governing Law. The validity, interpretation, performance and enforcement of the Plan and Trust shall be governed by the laws of the State of Maine.

    9.07 Effective Date. This Plan is effective as of the effective date of the conversion of the Bank from the mutual to capital stock form of organization. Following Conversion, the Plan shall be presented to shareholders of the Company for ratification for purposes of (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934; and (ii) maintaining (if listed) listing on the Nasdaq Small-Cap Market; provided, however, that the failure to obtain shareholder ratification will not affect the validity of the Plan and the Plan Share Awards thereunder.

    9.08 Term of Plan. This Plan shall remain in effect until the earlier of (1) 21 years from the Effective Date, (2) termination by the Board of Directors of the Company, or (3) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.

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